As filed with the Securities and Exchange Commission on August 24, 1998.

                                                            File No.

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER THE
                               SECURITIES ACT OF 1933

                         SYNCOR INTERNATIONAL CORPORATION
                (Exact name of registrant as specified in its charter)

         Delaware                                85-0229124
(State of Incorporation)              (I.R.S. Employer Identification No.)

                               6464 Canoga Avenue
                    Woodland Hills, California 91367-2407
                    (Address of principal executive offices)

                  SYNCOR INTERNATIONAL CORPORATION
           UNIVERSAL PERFORMANCE EQUITY PARTICIPATION PLAN
                          (Full Title of Plan)

                        Haig S. Bagerdjian, Esq.
                         6464 Canoga Avenue
                  Woodland Hills, California 91367-2407
                            (818) 737-4549
          (Name, address and telephone number of agent for service)

              Approximate Date of Proposed Sale to Employees:
 As soon as practicable after effective date of this Registration Statement

                    CALCULATION OF REGISTRATION FEE

Title of securities  Amount to be  Proposed max. Proposed max.  Amount of
To be registered     registered    offering      aggregate      registration
                                   price per     offering price fee
                                   share (2)
Common Stock         1,800,000     $16.625       $29,925,000    $9,068
par value $.05       shares (1)
Per share

(1) The shares registered hereby were authorized for issuance under the Plan during the annual stockholders' meeting on June 16, 1998.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on the average of the high and low price per share of the Company's common stock on August 17, 1998 as reported in the NASDAQ National Market.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                                   PART II
Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission are incorporated in this registration statement by reference:

     1. The Annual Report on Form l0-K filed by Syncor International Corporation the ( Company") for the fiscal year ended December 31, 1997;

     2. The Company's Proxy Statement for the Annual Meeting of the Stockholders on June 16, 1998.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     5. The description of the Company's common stock as set forth in the Registration Statement filed for such stock under Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

			   Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

           Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to an employee benefit plan. The Company, however, shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

           Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation;
(c) unlawful payment of dividends or unlawful stock purchase or re
4 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

Item 8.     EXHIBITS

     4.1    Stock Certificate of Common Stock of the Company filed as Exhibit
            4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

     4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference

     4.3 Universal Performance Equity Participation Plan, effective as of June 16, 1998,together with the First Amendment to the Universal Performance Equity Participation Plan, effective as of June 17, 1998, filed as Exhibit 10.2 to the Form 10-Q for the quarter ending June 30, 1998, and incorporated herein by reference

     5     Opinion re Legality

     23    Consent of KPMG Peat Marwick LLP

     24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement.

	Item 9.     UNDERTAKINGS

     (a)    The Company hereby undertakes:

            (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills and State of California on August 24, 1998.


                                SYNCOR INTERNATIONAL CORPORATION


                                By    /s/ Haig S. Bagerdjian
                                      Haig S. Bagerdjian
                                      Executive Vice President, Chief Legal
                                      Officer and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date

/s/ Monty Fu                 Chairman of the Board            August 24, 1998
    Monty Fu                 and Director


/s/ Robert G. Funari         President, Chief Executive       August 24, 1998
    Robert G. Funari         Officer (Principal Executive
                             Officer) and Director

/s/ Paul B. Nutter           Executive Vice President,        August 24, 1998
    Paul B. Nutter           Chief Operating Officer


/s/ Haig S. Bagerdjian       Executive Vice President,        August 24, 1998
    Haig S. Bagerdjian       Chief Legal Officer and
                             Secretary


/s/ Michael E. Mikity        Senior Vice President,            August 24, 1998
    Michael E. Mikity        Chief Financial Officer
                             and Treasurer (Principal
                             Financial-Accounting
                             Officer)


/s/ George S. Oki            Director                         August 24, 1998
    George S. Oki

/s/ Arnold E. Spangler       Director                         August 24, 1998
    Arnold E. Spangler       Director


/s/ Steven B. Gerber,        Director                         August 24, 1998
    Steven B. Gerber, M.D.

/s/ Henry N.Wagner           Director                         August 24, 1998
    Henry N.Wagner, Jr. M.D.


/s/ Gail R. Wilensky         Director                         August 24, 1998
    Gail R. Wilensky, Ph.D.

                                  INDEX OF EXHIBITS
Exhibit No.                                                         Page No.
     4.1                Stock Certificate of Common Stock of
                        the Company filed as Exhibit 4.1 to
                        the August 26, 1986 Form 10-K and
                        incorporated herein by reference

     4.2                Rights Agreement dated as of
                        November 8, 1989 between the Company
                        and American Stock Transfer & Trust
                        Company filed as Exhibit 2.1 to the
                        Registration Statement on Form 8-A
                        dated November 3, 1989 and incorporated
                        herein by reference

     4.3                Universal Performance Equity
                        Participation Plan, effective as of
                        June 16, 1998, together with the First
                        Amendment to the Universal Performance
                        Equity Participation Plan, effective as
                        of June 17, 1998, filed as Exhibit 10.2
                        to the Form 10-Q for the quarter ending
                        June 30, 1998, and incorporated herein by reference

     5                  Opinion re Legality                          E-2

     23                 Consent of KPMG Peat Marwick LLP             E-3

     24                 Power of Attorney (contained in section      10
                        prior to the Signature Page filed with
                        this registration statement)

                                    EXHIBIT 5
                        SYNCOR INTERNATIONAL CORPORATION

August 24, 1998

Syncor International Corporation
6464 Canoga Avenue
Woodland Hills, CA 91367-2407

Re:   Syncor International Corporation
    		Registration Statement on Form S-8

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,800,000 shares of Common Stock, $0.05 par value ("the Common Stock"), of the Corporation authorized for issuance under the Corporation's Universal Performance Equity Participation Plan, effective as of June 16, 1998, as amended.


As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

This opinion is being furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Haig S. Bagerdjian
Haig S. Bagerdjian
Executive Vice President, Chief Legal Officer and Secretary

                                  EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Syncor International Corporation


We consent to the use of our report dated February 25, 1998 incorporated herein by reference in the Registration Statement on Form S-8 of Syncor International Corporation, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule.


                                            /s/ KPMG Peat Marwick LLP




Los Angeles, California
August 19, 1998